                                                                  Exhibit 3.1(b)

For Ministry Use Only
A l'usage exclusif du ministere

                                                                              1.

                                                   Ontario Corporation Number
                                               NUMERO DE LA COMPAGNIE EN ONTARIO

                                                           1450781

[LOGO] MINISTRY OF CONSUMER             MINISTERE DE LA
AND ONTARIO COMMERCIAL                  CONSOMMATION
RELATIONS                               ET DU COMMERCE
CERTIFICATE                             CERTIFICAT
THIS IS TO CERTIFY THAT THESE           CECI CERTIFIE QUE LES PRESENTS
ARTICLES ARE EFFECTIVE ON               STATUS ENTRENT EN VIGUEUR LE
NOVEMBER 22                             NOVEMBRE, 2000


                                      /s/
                              DIRECTOR/DIRECTRICE
           BUSINESS CORPORATIONS ACT/LOI SUR LES SOCIETES PAR ACTIONS

                                     Form 4
                             Business Corporations
                                      Act

                                    Formule
                                    numero 4
                                  Loi sur les
                                   compagnies

--------------------------------------------------------------------------------
                            ARTICLES OF AMALGAMATION
                               STATUTS DE FUSION

1. The name of the amalgamated       DENOMINATION SOCIALE DE LA SOCIETE ISSUE
   corporation is:                   DE LA FUSION:

DYNACARE INC.
--------------------------------------------------------------------------------

2. The address of the registered office is:    ADRESSE DU SIEGE SOCIAL:

20 Eglinton Avenue West, Suite 1600
--------------------------------------------------------------------------------
    (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
              (RUE ET NUMERO, OU NUMERO DE LA R.R. ET, S'IL S'AGIT
                      EDIFICE A BUREAUX, NUMERO DU BUREAU)

Toronto, ON, Canada                                                      M4R2H1
--------------------------------------------------------------------------------
         (Name of Municipality or Post Office) (Postal Code/Code postal)
                 (Nom de la municipalite ou du bureau de poste)

3. Number (or minimum and maximum number)   NOMBRE (OU NOMBRES MINIMAL ET
   of directors is:                         MAXIMAL) D'ADMINISTRATEURS:
   Minimum: 3, Maximum: 20

4. The director(s) is/are:           ADMINISTRATEUR(S):
                                                                       Resident
First name, initials and        Address for service, giving Street     Canadian
surname                         & No. or R.R. No.,                     State
PRENOM, INITIALES ET            municipality and postal code           Yes or No
NOM DE FAMILLE                  DOMICILE ELU, Y COMPRIS LA RUE ET      RESIDENT
                                LE NUMERO, LE NUMERO DE                CANADIEN
                                LA R.R., LE NOM DE LA MUNICIPALITE     OUI/NON
                                ET LE CODE POSTAL
--------------------------------------------------------------------------------

                                SEE ATTACHED

                                                                            1(2)

4. The director(s) is/are:           ADMINISTRATEUR(S):               Resident
                                                                      Canadian
First name, initials and       Residence address, giving Street       State
surname                        & No. or R.R. No., municipality        Yes or No
PRENOM, INITIALES ET NOM       and postal code.                       RESIDENT
DE FAMILLE                     ADRESSE PERSONNELLE,  COMPRIS LA       CANADIEN
                               RUE ET LE NUMERO, LE NUMERO DE         OUI/NON
                               LA R.R., LE NOM DE LA MUNICIPALITE
                               ET LE CODE POSTAL

--------------------------------------------------------------------------------

Harvey A. Shapiro              50 Old Forest Hill Road                Yes
                               Toronto, Ontario M5P 2P9

Donald J. Edwards              1827 N. Fremont                        No
                               Chicago, Illinois U.S.A. 60614

Albert J. Latner               69 Old Forest Hill Road                Yes
                               Toronto, Ontario M5P 2R3

Bruce V. Rauner                720 Rosewood Avenue                    No
                               Winnetka, Illinois U.S.A. 60093

William T. Brock               150 Heath Street West                  Yes
                               Suite 302
                               Toronto, Ontario M4V 2Y4

Dino Chiesa                    8 St. Ives Crescent                    Yes
                               Toronto, Ontario M4N 3B4

Thomas Long                    160 Parkhurst Boulevard                Yes
                               Toronto, Ontario M4G 2G1

                                                                              2.


5. A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176
      (4) of the Business Corporations Act on the date set out below.

                                      |X|

   A) LES ACTIONNAIRES DE CHAQUE SOCIETE QUI FUSIONNE ONT DUMENT ADOPTE LA CONVENTION DE FUSION CONFORMEMENT AU PARAGRAPHE 176 (4) DE LA LOI SUR LES SOCIETES PAR ACTIONS A LA DATE MENTIONNEE CI-DESSOUS.

                           --------------------------
                                Check        Cocher
                                A or B       A ou B
                           --------------------------

B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

    The articles of amalgamation in substance contain the provisions of the articles of incorporation of

                                      |_|

B) LES ADMINISTRATEURS DE CHAQUE SOCIETE QUI FUSIONNE ONT APPROUVE LA FUSION PAR VOIE DE RESOLUTION CONFORMEMENT A L'ARTICLE 177 DE LA LOI SUR LES SOCIETES PAR ACTIONS A LA DATE MENTIONNEE CI-DESSOUS.

    LES STATUTS DE FUSION REPRENNENT ESSENTIELLEMENT LES DISPOSITIONS DES STATUTS CONSTITUTIFS DE

--------------------------------------------------------------------------------
and are more particularly                    ET SONT ENONCES TEXTUELLEMENT
set out in these articles.                   AUX PRESENTS STATUTS.

Names of amalgamating       Ontario Corporation Number   Date of Adoption/
corporations                NUMERO DE LA SOCIETE EN      Approval
DENOMINATION SOCIALE DES    ONTARIO                      DATE D'ADOPTION OU
SOCIETES QUI FUSIONNENT                                  D'APPROBATION
--------------------------------------------------------------------------------

Dynacare Inc.               490265                       November 21, 2000

Sdlcodyn Inc.               1382110                      November 21, 2000

Eplcodyn Holdings Inc.      1382414                      November 21, 2000

Eplcodyn Realty Inc.        1382418                      November 21, 2000

Melcodyn Inc.               1382419                      November 21, 2000

Jilcodyn Holdings Inc.      1212270                      November 21, 2000

                                                                              3.


6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

      LIMITES, S'IL Y A LIEU, IMPOSEES AUX ACTIVITES COMMERCIALES OU AUX POUVOIRS DE LA SOCIETE.

       None

7. The classes and any maximum number of shares that the corporation is authorized to issue:

      CATEGORIES ET NOMBRE MAXIMAL, S'IL Y A LIEU, D'ACTIONS QUE LA SOCIETE EST AUTORISEE A EMETTRE:

      an unlimited number of shares designated as common shares

                                                                              4.


8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which is to be issued in series:

      DROITS, PRIVILEGES, RESTRICTIONS ET CONDITIONS. S'IL Y A LIEU, RATTACHES A CHAQUE CATEGORIE D'ACTIONS ET POUVOIRS DES ADMINISTRATEURS RELATIFS A CHAQUE CATEGORIE D'ACTIONS QUI PEUT ETRE EMISE EN SERIE:

      N/A

                                                                              5.


9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

      L'EMISSION, LE TRANSFERT OU LA PROPRIETE D'ACTIONS EST/N'EST PAS RESTREINT. LES RESTRICTIONS. S'IL Y A LIEU, SONT LES SUIVANTES:

      None

10.   Other provisions, if any, are:

      AUTRES DISPOSITIONS, S'IL Y A LIEU:

      Without in any way limiting the powers of the Corporation, or of the directors, as set forth in the BUSINESS CORPORATIONS ACT (Ontario), as amended or re-enacted from time to time, the directors of the Corporation may, without authorization of the shareholders,

            (a)   borrow money upon the credit of the Corporation;

            (b) issue, reissue, sell or pledge debt obligations of the Corporation;

            (c) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

      LES DECLARATIONS EXIGEES AUX TERMES DU PARAGRAPHE 178(2) DE LA LOI SUR LES SOCIETES PAR ACTIONS CONSTITUENT L'ANNEXE "A".

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

      UNE COPIE DE LA CONVENTION DE FUSION OU LES RESOLUTIONS DES
      ADMINISTRATEURS (SELON LE CAS) CONSTITUTE(NT) L'ANNEXE "B".

                                                                              6.


These articles are signed in duplicate.

LES PRESENTS STATUTS SONT SIGNES EN DOUBLE EXEMPLAIRE.

--------------------------------------------------------------------------------

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

DENOMINATION SOCIALE DES SOCIETES QUI FUSIONNENT, SIGNATURE ET FONCTION DE LEURS DIRIGEANTS REGULIEREMENT DESIGNES.

DYNACARE, INC.

Per: /s/ Harvey A. Shapiro
    -------------------------------------------
    Harvey A. Shapiro, Chief Executive Officer


SDLCODYN INC.

Per: /s/ Albert J. Latner
    -------------------------------------------
    Albert J. Latner, Vice President


EPLCODYN HOLDINGS INC.

Per: /s/ Albert J. Latner
    -------------------------------------------
    Albert J. Latner, Vice President


EPLCODYN REALTY INC.

Per: /s/ Albert J. Latner
    -------------------------------------------
    Albert J. Latner, Vice President


MELCODYN INC.

Per: /s/ Albert J. Latner
    -------------------------------------------
    Albert J. Latner, Vice President


JILCODYN HOLDINGS INC.

Per: /s/ Albert J. Latner
    -------------------------------------------
    Albert J. Latner, Vice President

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER

I, ALBERT J. LATNER, the President of Jilcodyn Holdings Inc., and the Vice President of each of Melcodyn Inc., Eplcodyn Holdings Inc., Eplcodyn Realty Inc. and Sdlcodyn Inc., five of the amalgamating corporations (hereinafter called the "Corporations") hereby state as follows:

There are reasonable grounds for believing that:

      1. each of the Corporations is and the amalgamated corporation will be able to pay its liabilities as they become due;

      2. the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

      3.    no creditor will be prejudiced by the amalgamation; and

      4. none of the Corporations has received notice from any creditor of any of the Corporations objecting to the amalgamation.

DATED the          day of November, 2000.

                                                  /s/ Albert J. Latner
                                                  ------------------------------
                                                  Albert J. Latner

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER

I, HARVEY A. SHAPIRO, the Chief Executive Officer of Dynacare Inc., one of the amalgamating corporations (hereinafter called the "Corporation") hereby state as follows:

There are reasonable grounds for believing that:

      1. the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

      2. the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

      3.    no creditor will be prejudiced by the amalgamation; and

      4. the Corporation has not received notice from any creditor of the Corporation objecting to the amalgamation.

DATED the          day of November, 2000.

                                                  /s/ Harvey A. Shapiro
                                                  ------------------------------
                                                  Harvey A. Shapiro

                                  SCHEDULE "B"

                             AMALGAMATION AGREEMENT

                                     AMONG:

                                  DYNACARE INC.

                                     - and -

                                  SDLCODYN INC.

                                     - and -

                             EPLCODYN HOLDINGS INC.

                                     - and -

                              EPLCODYN REALTY INC.

                                     - and -

                                  MELCODYN INC.

                                     - and -

                             JILCODYN HOLDINGS INC.

                              GOODMAN AND CARR LLP
                                   Suite 2300
                              200 King Street West
                                Toronto, Ontario
                                     M5H 3W5

THIS AMALGAMATION AGREEMENT made this 22nd day of November, 2000.

AMONG:

      DYNACARE INC., a corporation amalgamated under the laws of the Province of Ontario,

      (hereinafter called "Dynacare")

                                                              OF THE FIRST PART;

      - and -

      SDLCODYN INC., a corporation incorporated under the laws of the Province of Ontario,

      (hereinafter called "Sdlcodyn")

                                                             OF THE SECOND PART;


      - and -

      EPLCODYN HOLDINGS INC., a corporation incorporated under the laws of the Province of Ontario,

      (hereinafter called "Eplcodyn")

                                                              OF THE THIRD PART;

      - and -

      EPLCODYN REALTY INC., a corporation amalgamated under the laws of the Province of Ontario,

      (hereinafter called "Realty")

                                                             OF THE FOURTH PART;

      - and -

      MELCODYN INC., a corporation amalgamated under the laws of the Province of Ontario,

      (hereinafter called "Melcodyn")

                                                              OF THE FIFTH PART;

      - and -

      JILCODYN HOLDINGS INC., a corporation incorporated under the laws of the Province of Ontario,

      (hereinafter called "Jilcodyn")

                                                              OF THE SIXTH PART;

      WHEREAS Dynacare, Sdlcodyn, Eplcodyn, Realty, Melcodyn and Jilcodyn were incorporated under the BUSINESS CORPORATIONS ACT (Ontario);

      AND WHEREAS Dynacare, Sdlcodyn, Eplcodyn, Realty, Melcodyn and Jilcodyn, acting under the authority contained in the BUSINESS CORPORATIONS ACT (Ontario), have agreed to amalgamate upon the terms and conditions hereinafter set out;

      AND WHEREAS Dynacare, Sdlcodyn, Eplcodyn, Realty, Melcodyn and Jilcodyn have each made full disclosure to one another of all of their respective assets and liabilities;

      AND WHEREAS it is desirable that the said amalgamation be effected;

NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1.    In this agreement:

      (a) "ACT" means the BUSINESS CORPORATIONS ACT (Ontario) as amended or re-enacted from time to time; and

      (b) "AMALGAMATION AGREEMENT" or "AGREEMENT" means this Amalgamation Agreement;

      (c) "AMALGAMATING CORPORATIONS" means Dynacare, Sdlcodyn, Eplcodyn, Realty, Melcodyn and Jilcodyn;

      (d) "CORPORATION" means the corporation continuing from the amalgamation of the Amalgamating Corporations;

      (e)   "DIRECTOR" means the Director appointed pursuant to the Act.

2. Each Amalgamating Corporation hereby agrees to amalgamate on November 22, 2000 at the hour of 12:01 a.m. under the provisions of the Act and to continue as one corporation under the terms and conditions hereinafter set out.

3.    The name of the Corporation shall be DYNACARE INC.

4. There shall be no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

5. Until changed in accordance with the Act, the registered office of the Corporation shall be in the City of Toronto.

6. Until changed in accordance with the Act, the address of the registered office shall be 20 Eglinton Avenue West, Suite 1600, Toronto, Ontario, M4R 2H1.

7. The Corporation shall be authorized to issue an unlimited number of shares designated as common shares.

8. The issued and outstanding shares in the capital of each of the Amalgamating Corporations shall be converted into issued and outstanding and fully paid and non-assessable common shares in the capital of the Corporation as follows:

      SDLCODYN

      (i) each of the issued class A shares in the capital of Sdlcodyn shall be converted into 0.4121693 issued common shares in the capital of the Corporation;

      (ii) each of the issued class B shares in the capital of Sdlcodyn shall be converted into 0.064421 issued common shares in the capital of the Corporation;

      (iii) each of the issued common shares in the capital of Sdlcodyn shall be converted into 300,767 issued common shares in the capital of the Corporation;

      EPLCODYN

      (i) each of the issued class A shares in the capital of Eplcodyn shall be converted into 0.416416 issued common shares in the capital of the Corporation;

      (ii) each of the issued class B shares in the capital of Eplcodyn shall be converted into 0.0644205 issued common shares in the capital of the Corporation;

      (iii) each of the issued common shares in the capital of Eplcodyn shall be converted into 82,443 issued common shares in the capital of the Corporation;

      REALTY

      (i) each of the issued class A shares in the capital of Realty shall be converted into 0.4068182 issued common shares in the capital of the Corporation;

      (ii) each of the issued class B shares in the capital of Realty shall be converted into 0.0644205 issued common shares in the capital of the Corporation;

      (iii) each of the issued common shares in the capital of Realty shall be converted into 71,702 issued common shares in the capital of the Corporation;

      MELCODYN

      (i) each of the issued class A shares in the capital of Melcodyn shall be converted into 0.412148 issued common shares in the capital of the Corporation;

      (ii) each of the issued class B shares in the capital of Melcodyn shall be converted into 0.0644205 issued common shares in the capital of the Corporation;

      (iii) each of the issued common shares in the capital of Melcodyn shall be converted into 303,991 issued common shares in the capital of the Corporation;

      JILCODYN

      (i) each of the issued class special K shares in the capital of Jilcodyn shall be converted into 0.335309 issued common shares in the capital of the Corporation;

      (ii) each of the issued class special L shares in the capital of Jilcodyn shall be converted into 0.477132 issued common shares in the capital of the Corporation;

      (iii) each of the issued class special M shares in the capital of Jilcodyn shall be converted into 0.068125 issued common shares in the capital of the Corporation;

      (iv) each of the issued class special N shares in the capital of Jilcodyn shall be converted into 0.012648 issued common shares in the capital of the Corporation;

      (v) each of the issued common shares in the capital of Jilcodyn shall be converted into 406,146 issued common shares in the capital of the Corporation;

      DYNACARE

      (i) each of the issued Class B common shares and Class C common shares in the capital of Dynacare registered in the name of any person other than Sdlcodyn, Melcodyn, Eplcodyn, Realty or Jilcodyn shall be converted into 0.6927 issued common shares in the capital of the Corporation; and

      (ii) each of the issued Class B common shares in the capital of Dynacare registered in the names of Sdlcodyn, Melcodyn, Eplcodyn, Realty and Jilcodyn shall, upon articles of amalgamation in respect of the amalgamation becoming effective, be cancelled without any repayment of capital in respect thereof.

9. Holders of shares of any of the parties hereto shall not be entitled to be registered on the books of the Corporation in respect of a fraction of one of the issued common shares of the Corporation resulting from the conversion described above or to receive any consideration in respect thereof and, if any such fraction would otherwise result with respect to any particular holder, the entitlement of such holder shall be rounded down to the next nearest whole number if such fraction is equal to or less than 0.5 and rounded up to the next nearest whole number if such fraction is greater than 0.5.

10. The stated capital of the common shares of the Corporation being issued hereunder shall be equal to the aggregate stated capitals in respect of:

      (a) the issued and outstanding class A shares, class B shares and common shares of each of Sdlcodyn, Eplcodyn, Realty and Melcodyn;

      (b) all of the issued and outstanding class special K shares, class special L shares, class special M shares, class special N shares and common shares in the capital of Jilcodyn; and

      (c) all of the issued and outstanding Class B common shares and Class C common shares in the capital of Dynacare.

11. After the filing of articles of amalgamation in respect of this Agreement and the issuance of a certificate of amalgamation in respect thereof, the shareholders of the Amalgamating Corporations, when requested by the Corporation, shall surrender the certificates representing the shares held by them in each of the Amalgamating Corporations. Subject to the provisions of the Act, the shareholders of the Amalgamating Corporations shall be entitled to receive certificates for shares of the Corporation in return for the certificates representing the shares held by them in the Amalgamating Corporations on the basis aforesaid.

12. Until otherwise changed in accordance with the Act, the minimum number of directors of the Corporation shall be 3 and the maximum number shall be
      20. The first directors of the Corporation shall be as follows:

                                                            RESIDENT
NAME OF DIRECTOR           RESIDENCE ADDRESS                CANADIAN
----------------           -----------------                --------

Harvey A. Shapiro          50 Old Forest Hill Road             Yes
                           Toronto Ontario M5P 2P9

Donald J. Edwards          1827 N. Fremont                     No
                           Chicago, Illinois
                           U.S.A.   60614

Albert J. Latner           69 Old Forest Hill Road             Yes
                           Toronto Ontario M5P 2R3

Bruce V. Rauner            720 Rosewood Avenue                 No
                           Winnetka, Illinois
                           U.S.A.   60093

William T. Brock           150 Heath Street West               Yes
                           Suite 302
                           Toronto, Ontario M4V 2Y4

Dino Chiesa                8 St. Ives Crescent                 Yes
                           Toronto, Ontario M4N 3B4

Thomas E. Long             160 Parkhust Boulevard              Yes
                           Toronto, Ontario M4G 2G1


13. The said first directors shall hold office until the first annual meeting of the Corporation, or until a successor is elected or appointed. The subsequent directors shall be elected in accordance with the provisions of the Act. The affairs and business of the Corporation shall be under the management of the board of directors of the Corporation from time to time, subject to the provisions of the Act.

14. The by-laws of Dynacare, so far as applicable and to the extent not inconsistent with this Agreement, shall be the by-laws of the Corporation, until repealed, altered or added to in accordance with the provisions of the Act, and such by-laws may be examined at the registered office of Dynacare.

15. There shall be no restrictions on the right to transfer the shares in the capital of the Corporation.

16. Subject to the provisions of the Act, the following provisions shall apply to the Corporation:

            Without in any way limiting the powers of the Corporation, or of the directors, as set forth in the BUSINESS CORPORATIONS ACT (Ontario), as amended or re-enacted from time to time, the directors of the Corporation may, without authorization of the shareholders,

            (i)   borrow money upon the credit of the Corporation;

            (ii) issue, reissue, sell or pledge debt obligations of the Corporation;

            (iii) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

17. Upon each of the Amalgamating Corporations approving this Agreement by special resolution, the parties hereto shall jointly file, in duplicate, with the Director, Articles of Amalgamation for the purpose of bringing such amalgamation into effect.

18. At any time before the endorsement of a certificate of amalgamation by the Director, this Agreement may be terminated by the directors of any one of the Amalgamating Corporations notwithstanding approval of the agreement by the shareholders of any one of the Amalgamating Corporations.

      IN WITNESS WHEREOF this Amalgamation Agreement has been duly executed by the parties hereto the date first written above.

                           DYNACARE, INC.

                           Per: /s/ Harvey A. Shapiro
                           -------------------------------------------
                           Harvey A. Shapiro, Chief Executive Officer

                           SDLCODYN INC.

                           Per: /s/ Albert J. Latner
                           -------------------------------------------
                           Albert J. Latner, Vice President


                           EPLCODYN HOLDINGS INC.

                           Per: /s/ Albert J. Latner
                           -------------------------------------------
                           Albert J. Latner, Vice President


                           EPLCODYN REALTY INC.

                           Per: /s/ Albert J. Latner
                           -------------------------------------------
                           Albert J. Latner, Vice President


                           MELCODYN INC.

                           Per: /s/ Albert J. Latner
                           -------------------------------------------
                           Albert J. Latner, Vice President


                           JILCODYN HOLDINGS INC.

                           Per: /s/ Albert J. Latner
                           -------------------------------------------
                           Albert J. Latner, Vice President